December 23, 2010

BY EMAIL
Paul J Travers
71 Boughton Hill Road
Honeoye New York 14472

Dear Mr. Travers,

Reference is made to a revolving loan agreement between Paul J Travers (“Travers”) and Vuzix Corporation (“Vuzix) dated October 17, 2008 (the “Loan Agreement”).  The outstanding principal balance as of the date of this letter is $215,500. The Loan Agreement is payable on demand and was to be repaid before December 31, 2010.

Vuzix is entering into certain financing arrangements (the “New Financing”) with Lampe, Conway & Co., LLC to provide a $4,000,000 three year term loan.  It is a condition of the closing of such financing arrangements that payment on the Loan Agreement be further deferred.

Travers believes that it is in its best interest that the New Financing be closed.  Therefore, in order to enable Vuzix to close the New Financing, the parties agree that the Loan Agreement shall be, and it hereby is, amended as follows:

1.	The effective date of this amendment (the “Effective Date”) shall be the closing date of the New Financing (the “Closing Date”).

2.	The date of December 31, 2010 in Section 2.01 of the Loan Agreement shall be substituted with December 31, 2013.

3.
The outstanding principal and all accrued interest to December 31, 2010, totaling $258,658.20, shall be paid in thirty-six (36) equal monthly blended payments of  Eight Thousand Five Hundred and Four Dollars and Twelve Cents ($8,504.12) beginning on January 31, 2011.

4.
As additional compensation, on the Effective Date, Vuzix Corporation will issue to Travers (or its named nominee) warrants (the “Warrants”) to purchase 1,034,633 common shares of Vuzix at a exercise price equal to US$0.0992 per share.  The Warrants shall be exercisable until December 31, 2013. The final terms and conditions of the Warrants are subject to the approval of the Toronto Venture Stock Exchange.

5.
Travers herein agrees to execute and enter into a Intercreditor Agreement with Lampe Conway simultaneous with the closing of the New Financing, the form of which is substantially represented in Appendix A herein.

6.	Except as herein provided, the Letter Agreement shall otherwise remain in full force and effect.

Please acknowledge your agreement to the foregoing by signing a copy of this letter in the spaces provided below and returning it to the undersigned.

Yours truly,

VUZIX CORPORATION

By:	/s/ Grant Russell
Name: Grant Russell
Title: EVP & CFO

Confirmed and Agreed to as of the date first above written.

Paul Travers

By:	/s/ Paul Travers